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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                               JANUARY 12, 1998


                          COMPUTERVISION CORPORATION
            (Exact name of registrant as specified in its charter)



         DELAWARE                  1-7760/0-20290           04-2491912
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)          Identification No.)



              128 TECHNOLOGY DRIVE, WALTHAM, MASSACHUSETTS 02154
             (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                (617) 398-5000
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ITEM 5.   OTHER EVENTS.
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          On January 12, 1998, Computervision Corporation was acquired by
Parametric Technology Corporation and thereafter provided notice of redemption of all of its outstanding debentures. Accordingly, all of the 11 3/8% Senior Subordinated Notes Due 1999 (the "Notes"), 8% Convertible Subordinated Debentures Due 2009 (the "8% Debentures") and the 5 3/4% Convertible Subordinated Debentures Due 2012 (the "5 3/4 Debentures") will be redeemed on February 11, 1998 (the "Redemption Date").

          All of the outstanding Notes will be redeemed at a redemption price equal to 101.896% of the principal amount of such Notes plus accrued and unpaid interest to the Redemption Date. All of the outstanding 8% Debentures and 5 3/4% Debentures will be redeemed at a redemption price equal to 100% of the principal amount of such Debentures plus accrued and unpaid interest to the Redemption Date.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    COMPUTERVISION CORPORATION



Date:  January 12, 1998             By: /s/ Edwin J. Gillis
                                        -------------------
                                        Edwin J. Gillis
                                        President and Treasurer

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